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23.1     CONSENT OF PRICEWATERHOUSECOOPERS LLP




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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM
           -----------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of HealthExtras, Inc., which is incorporated by reference in HealthExtras, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 4, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


McLean, Virginia
June 15, 2004